EXHIBIT 10.13














                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.



                             2002 STOCK OPTION PLAN











































                            Effective October 9, 2002



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                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.

                             2002 STOCK OPTION PLAN



PURPOSE. The purpose of this Plan is to provide for the award of stock options to attract and retain the highest quality individuals for positions of substantial responsibility with the Company and its Subsidiaries, to provide such individuals additional incentives to promote the success of the Company's business and to align the financial interests of such individuals with the interests of the Company's shareholders.

DEFINITIONS.

         For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

"BOARD" means the Board of Directors of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall also include a reference to any temporary or final regulation promulgated under such Section, and to any successor to such Section or Regulation.

"COMMITTEE" means a committee designated to administer this Plan by the Board consisting of two (2) or more members of the Board. If the Board does not specifically act to appoint such a committee, the Committee shall consist of the members of the Compensation Committee of the Board or, if no Compensation Committee exists, all of the members of the Board. No member of the Committee eligible to receive an Option shall participate in any vote of the Committee to grant an Option to such members.

"COMMON STOCK" means the common stock, par value $.001, of the Company.

"COMPANY" means American Sports Development Group, Inc., a Delaware corporation, and any successor thereto by merger or other acquisition.

"CONSULTANT" means any person, except an Employee, engaged by the Company or any Subsidiary of the Company to render personal services to such entity, including as an advisor.

"CHANGE OF CONTROL" means the occurrence of any one of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (within the meaning of Section 13(d) of the Exchange Act) other than one or more wholly-owned Subsidiaries of the Company; (b) the adoption of a plan relating to the liquidation or dissolution of the Company;
(c) the first day on which a majority of the members of the Board are not Continuing Directors (as defined below); or (d) the consummation of any transaction (including without limitation any merger, share exchange or consolidation) the result of which is that any "person" (as defined above), other than an Exempt Person or Exempt Persons (as defined below), becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that an entity or person shall be deemed to have "beneficial ownership" of all shares that any such entity or person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 30% of the outstanding common stock of the Company; provided that the transactions constituting a Change of Control shall not include the acquisition by the Company of its common stock; provided further, however, that if (x) any "person" (as defined above) becomes, directly or indirectly, the "beneficial owner" (as defined above) of more than 30% of the outstanding common stock of the Company solely as a result of acquisition by the Company of its common stock, (y) such "person" thereafter acquires any additional shares of common stock of the Company and (z) immediately after such

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acquisition such "person" is, directly or indirectly, the "beneficial owner" (as defined above) of 30% or more of the outstanding common stock of the Company, then such additional acquisition shall constitute a Change of Control.

              "EXEMPT PERSON" means (a) the Company, (b) any wholly-owned Subsidiary of the Company, (c) any individual who immediately before the transaction is an executive officer of the Company, (d) any employee benefit plan of the Company or any of its wholly-owned Subsidiaries or (e) any entity or person holding shares of common stock for or pursuant to the terms of any such plan if such entity or person is not a beneficiary of or participant in such plan.

               "CONTINUING DIRECTORS" means, as of any date, any member of the Board who (i) was a member of the Board on the date this Plan was adopted by the Board or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

"DIRECTOR" means a member of the Board or a member of the board of directors of a Subsidiary.

"DISABILITY" shall mean that a Grantee is physically or mentally incapacitated and is therefore unable (or will as a result thereof be unable) for a period of 120 consecutive days or for an aggregate of 180 days in any consecutive twelve month period to perform Grantee's duties with (or in the case of a Consultant, to provide services to) the Company (or one of its Subsidiaries, as the case may
be). Any question as to the existence of Disability of a Grantee as to which the Grantee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Grantee (or a legal representative of the Grantee) and the Company. If the Grantee (or his or her representative) and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Grantee shall be final and conclusive for all purposes of this Plan and any Option. Notwithstanding the foregoing, with respect to an ISO, to the extent necessary to ensure compliance with the requirements of Sections 421 through 424 of the Code applicable to ISOs, "Disability" shall mean total and permanent disability within the meaning of Section 22(e)(3) of the Code.

"EFFECTIVE DATE" means October 9, 2002.

"EMPLOYEE" means an employee of the Company or any of its Subsidiaries.

"FAIR MARKET VALUE" with respect to a Share means (i) if the Common Stock is not traded in any established market, the fair market value as determined by the Committee in good faith; (ii) if the Common Stock is traded in the over-the-counter market, the average of the asked and the bid prices on the relevant date as reported by NASDAQ; and (iii) if the Common Stock is traded on a national exchange or the NASDAQ National Market System, the closing price of the Common Stock on the relevant date. Notwithstanding the foregoing, with respect to an ISO, to the extent necessary to ensure compliance with the requirements of Sections 421 through 424 of the Code applicable to ISOs, Fair Market Value shall mean fair market value within the meaning of Section 422 of the Code.

"GRANTEE" means an Employee, Director or Consultant to whom an Option has been granted.

"ISO" means an Option that is an incentive  stock  option  within the meaning of
Section 422 of the Code.

"NQO" means an Option that is not an ISO.

"OPTION" means an option to purchase Shares awarded to a Grantee pursuant to the Plan, which may be an ISO or an NQO.

"OPTION AGREEMENT" shall have the meaning defined in Section 6(h).


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"OPTION SHARES" means Shares issued pursuant to the exercise of an Option.

"PLAN" means the American Sports Development Group, Inc. 2002 Stock Option Plan, as amended.

"SHARE" means a share of Common Stock.

"SUBSIDIARY" means each entity with respect to which the Company owns or controls, directly or indirectly, interests embodying more than 50% of the voting power to elect the board of directors or other governing body of such entity, provided that to the extent necessary to ensure that ISOs will qualify as incentive stock options under Section 422 of the Code, such term shall have the meaning set forth in Section 424 of the Code.

 "10% SHAREHOLDER" means an individual who owns (as determined in accordance with Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries at the date of grant of the relevant Option.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine and neuter, and vice versa, and a singular term shall include the plural and vice versa.

ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. Without limiting the foregoing, the Committee shall have full power and authority to (i) prescribe, modify and revoke general and special rules, regulations, forms and procedures relating to the Plan and its administration; (ii) determine the individuals eligible to participate in the Plan and which eligible individuals will receive Options from time to time; (iii) within the limitations of the Plan, determine the number of Shares subject to each Option; (iv) determine the form and, consistent with the Plan, terms of Options; (v) construe and interpret the Plan, any Option Agreement and any other document or agreement executed or created in connection with the Plan; (vi) correct any defect or omission, or reconcile any inconsistency in or between the Plan, any Option and/or any Option Agreement; (vii) determine whether or to what extent an Option has been earned and/or vested; (viii) accelerate or, with the consent of the Option holder, defer the vesting date of any Option; (ix) with the consent of the Option holder, reprice, cancel and reissue or otherwise adjust the terms of an Option previously granted, provided that no repricing of an Option (other than due to an adjustment pursuant to 0) shall be effective without the approval of the shareholders of the Company; (x) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option by the Committee; and (xi) make all other determinations that the Committee may deem necessary or advisable for the operation and administration of the Plan. The Committee's interpretation of the Plan, any Option and any Option Agreement and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its Subsidiaries, shareholders, any Option holders and any other Employee, Director or Consultant (including their beneficiaries, transferees and other successors in interest). No member of the Board or Committee shall be liable for any action taken or determination made in good faith in connection with the Plan or any Option.

ELIGIBILITY; PARTICIPATION. Officers, other Employees, Directors and Consultants who have made or are in a position to make a significant contribution to the Company, as determined by the Committee, shall be eligible to receive Options under this Plan. An individual eligible to participate in the Plan shall become a participant only if and when such individual is granted an Option. Options may also be granted to an individual under this Plan in connection with the hiring of such individual as an Employee as part of the terms and conditions pursuant to which such individual is hired. In determining the individuals to whom Options will be made and the number of Shares subject to each Option, the
Committee  shall  take  into  account  the  level  and   responsibility  of  the

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individual's position,  the individual's  performance and assessed potential and such other factors as the Committee may deem relevant to the accomplishment of the purposes of the Plan. Options may be granted under the Plan only for reasons connected with an individual's services to the Company or a Subsidiary. ISOs may be granted only to individuals who are Employees and only for reasons connected with employment with the Company or its Subsidiary.

SHARES SUBJECT TO THE PLAN. Subject to the provisions of 0, the aggregate number of Shares with respect to which Options may be granted under the Plan shall be 4,500,000. If any Option granted pursuant to the Plan shall expire for any reason, the number of Shares then subject to the Option shall again be available for issue under the Plan unless the Plan has terminated.

GRANT OF OPTIONS.

TERMS. Subject to the terms and conditions of the Plan, the Committee shall designate from time to time the Grantees to whom Options are to be granted and the type of Option, the number of Shares subject to each Option and the other terms, conditions, restrictions and limitations applicable to each Option. Such terms, conditions, restrictions and limitations may include, but are not limited to, terms, conditions, restrictions and limitations related to (i) the exercisability of an Option, (ii) the forfeiture of an Option and/or the Shares subject thereto and the lapse of a forfeiture condition, (iii) the transferability of an Option and/or Option Shares, (iv) the consideration and form of consideration to be paid by the Option holder to acquire Shares pursuant to an Option, provided that the form and amount of such payment complies with applicable law and provided that all payments shall be in cash unless the relevant Option Agreement provides otherwise, (v) the consequences of a change of control of the Company and a Grantee's termination of employment with the Company and its Subsidiaries, (vi) restrictions on the sale, resale or other disposition of the Option and/or Option Shares, (vii) restrictions related to the payment of dividends with respect to Option Shares, (viii) restrictions with respect to the right to vote Option Shares, (ix) put or call rights with respect to Option Shares, (x) provisions or procedures to comply with federal and/or state securities laws, and (xi) such other matters not inconsistent with the specific provisions of the Plan as deemed appropriate by the Committee.

MINIMUM VESTING PERIOD; ACCELERATION OF VESTING. The Committee shall at all times have the authority to accelerate the date on which an Option first may be exercised and to waive or eliminate any provision that would cause an Option holder to forfeit an Option.

EXERCISE PRICE. The Committee may grant Options with such exercise price as the Committee may determine provided that the exercise price per Share shall be not less than the Fair Market Value of a Share as of the date of grant.

TERM. Each Option shall expire not later than the tenth (10th) anniversary of the date of grant if it has not expired earlier.

DESIGNATION OF OPTION AS ISO. Any Option that satisfies all of the requirements of Section 422 of the Code may be designated by the Committee as an ISO. An Option that is not so designated, or that does not satisfy the requirements of
Section 422 of the Code, shall not constitute an ISO and shall be an NQO. The Committee may grant ISOs and NQOs to the same Grantee, provided that the ISOs and NQOs are granted separately.

ISO REQUIREMENTS. Notwithstanding any other provision of this Plan, each ISO shall be subject to all of the following requirements:

ISOs may only be awarded to individuals who are employees of the Company or one of its Subsidiaries as of the date of grant. Unless the Option Agreement expressly provides otherwise (in which case the Option could lose its eligibility for tax treatment as an incentive stock option under Section 422 of the Code), an ISO by its terms shall expire no later than three (3) months

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following  the date the  Grantee is no longer  employed by the Company or any of its Subsidiaries, provided that this three-month period shall be extended to one
(1) year in the case of a Grantee who terminates employment due to Disability or death or who dies within three (3) months after terminating employment.

Under the express terms of the relevant Option Agreement, an ISO must expire no later than 10 years after the date of grant, or five (5) years in the case of a Grantee who is a 10% Shareholder.

The exercise price of each ISO must be no less than the Fair Market Value of the Common Stock at the date of grant or 110% of the Fair Market Value in the case of a Grantee who is a 10% Shareholder.

The aggregate Fair Market Value, determined on the date of grant, of the Shares with respect to which ISOs granted to a Grantee under all plans of the Company and its Subsidiaries may become exercisable during a calendar year may not exceed $100,000. To the extent the foregoing limitation is exceeded, the excess Shares shall be deemed to be issued pursuant to NQOs.

If the Committee intends to grant an Option of Options, some of which are to be ISOs and some of which are to be NQOs, the relevant Option Agreement clearly indicate state which Options are ISOs and which are NQOs.

ISOs shall be transferable only by will or the laws of descent and distribution. ISOs may be exercised during the lifetime of the Grantee only by the Grantee.

EXERCISE. An Option holder may exercise an Option to the extent it has become exercisable by complying with such procedures as may have been established by the Committee. Unless an Option Agreement provides otherwise, upon any Change of Control, each outstanding Option, to the extent not vested and/or exercisable, shall become immediately vested and exercisable in its entirety. With the notice of exercise, the Option holder shall tender the full purchase price of the Shares to be purchased pursuant to the exercise of the Option. No certificates for Shares shall be issued upon the exercise of an Option unless and until the Option holder exercising the Option has satisfied any applicable tax withholding requirements in accordance with 0.

OPTION AGREEMENTS. The terms, conditions, restrictions and limitations related to each Option shall be recorded in a written agreement between the Company and the Grantee (an "OPTION AGREEMENT"). An Option Agreement may be modified by the Committee, provided that the Committee shall notify the Grantee in writing of the modification as soon as practicable and provided that no modification may materially and adversely alter or impair any Option previously granted under the Plan without the consent of the holder thereof. Each Option Agreement shall be subject to all of the terms of the Plan.

OPTIONS FOR OUTSIDE DIRECTORS.

APPLICABILITY. This Section shall apply only with respect Directors who are not Employees on the date of Grant (each an "Outside Director").

TERMS. On October 31 of each calendar year, each Outside Director shall automatically receive from the Company an Option to acquire Seven Thousand (7,000) shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on the date of grant (an "Outside Director Option"). Each Outside Director Option shall vest over three years; specifically, each such Option shall vest with respect to thirty-three and one third percent (33?%) of the total number of shares covered by the Option on each anniversary of the date of grant. Unless an Outside Director Option is otherwise forfeited or terminated, such an Option may be exercised to the extent that it has vested until the seventh (7th) anniversary of the date of grant. Notice of each Outside Director Option shall be provided to each Outside Director within a reasonable

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time  after the date of grant.  Outstanding  Outside  Director  Options  and the number of shares with respect to which Outside Director Options are awarded annually are subject to adjustment in accordance with 0. Outside Director Options shall immediately vest upon the occurrence of a Change of Control, but the vesting of such Options shall not otherwise be accelerated. Except as expressly provided in this Section, Outside Director Options are otherwise subject to the other terms and conditions of this Plan.

AMENDMENT. This Section may not be amended more frequently than once every six months, other than to comport with changes in federal or state securities laws of the Internal Revenue Code, or the rules and regulations thereunder.

NO FRACTIONAL SHARES. No Option may at any time be exercised with respect to a fractional share unless the Option is being exercised in full. If any Option or the exercise thereof would result in the issue of fractional Shares, cash shall be paid in lieu of the issue of fractional Shares.

EXPIRATION OF OPTIONS PRIOR TO END OF TERM. Unless an Option Agreement expressly provides otherwise:

DEATH AND DISABILITY. If a Grantee ceases to be an Employee or Director, or ceases to provide services as a Consultant, due to the Grantee's death or Disability or if a Grantee dies within 3 months after ceasing to be an Employee or Director, or ceasing to provide services as a Consultant, any Options of the Grantee that were vested but unexercised at the date the Grantee ceased to be an Employee or Director, or ceased to provide services as a Consultant, shall expire one year after such date.

TERMINATION. If a Grantee ceases to be an Employee or Director, or ceases to provide services as a Consultant, and Subsection 0 does not apply, any Options held by the Grantee that were vested but unexercised at the date the Grantee ceased to be an Employee or Director, or ceased to provide services as a Consultant, shall expire three (3) months after such date.

UNVESTED OPTIONS. If a Grantee ceases to be an Employee or Director, or ceases to provide services as a Consultant, all unvested Options held by the Grantee shall immediately expire.

BREACH OF CONFIDENTIALITY OR NONCOMPETITION AGREEMENT. Notwithstanding any other provision of this Section, if a Grantee breaches any confidentiality or noncompetition obligation or agreement between Grantee and the Company, all of such Grantee's unexercised Options, whether vested or unvested, shall immediately expire.

NO EXERCISE AFTER STATED TERM. Notwithstanding any other provision of this Section, no Option may be exercised after the expiration of its stated term.

SEVERANCE PAYMENTS; LEAVES OF ABSENCE. For all purposes of the Plan, a Grantee's status as an Employee or Director will not be considered to be terminated if the Grantee is receiving periodic severance payments from the Company or a Subsidiary. Leaves of absence (including absences from service for Directors and Consultants) for periods and purposes conforming to the policies of the Company, or to which Grantee is entitled under applicable law as an Employee, shall not be deemed terminations or interruptions of employment.

COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities laws, and all applicable requirements of any securities exchange, trading system or similar entity. This Plan shall not be construed to impose on the Company any obligation to register any Shares under any federal or state securities laws. Prior to the issuance of any Shares under the Plan, the Company may require the recipient to execute appropriate written investment representations, including a written statement that the recipient is

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acquiring  the  Shares  for  investment  and  not for the  purpose  or with  the intention of distributing the Shares. In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require such consent and releases of taxing authorities as it may deem advisable.

TRANSFERABILITY OF OPTIONS. Except to the extent specifically provided in an Option Agreement, no Option may be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by a Grantee except by will or by the laws of descent and distribution.

NO RIGHT TO CONTINUED SERVICE; STOCKHOLDER STATUS. Neither the Plan nor any Option or Option Agreement shall constitute a contract of employment or continued service or shall give any Grantee the right to continued service with the Company or any Subsidiary. No person shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of an Option until certificates representing such Shares have been issued and delivered to such person. Certificates representing Shares issued under the Plan may bear a legend referring to any conditions, restrictions and limitations deemed appropriate by the Committee.

ADJUSTMENTS TO SHARES AND TERMS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, consolidation, reorganization, merger or spin-off involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event occurring at any time after the Effective Date affects the Shares such that the Committee determines that adjustments are necessary or appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of capital stock of the Company and/or other securities or property with respect to which Options may be granted; (ii) the number and type of capital stock of the Company and/or other securities or property subject to outstanding Options; and (iii) the grant or exercise price with respect to any Option, or, if deemed appropriate, make provision for cash payment to the holder of an Option or the substitution of other securities or property for Shares subject to an outstanding Option. Any adjustment may provide for the elimination of fractional shares or security interests, and the Committee's determination as to the nature and extent of any adjustments shall be binding and final.

WITHHOLDING. As a condition to an Option holder's entitlement to any Option and any Shares issuable thereunder, the Company shall have the right to require the Option holder, through payroll deduction, cash payment or otherwise and prior to receipt of any certificates for Shares, to provide the Company with cash adequate to satisfy the federal, state, local and foreign taxes, if any, required to be withheld by the Company or any Subsidiary with respect to the Option, the exercise of the Option or any Shares issued or issuable pursuant to the Option. Alternatively, the Committee, in its sole discretion, may elect to permit the Option holder to satisfy such obligation by having Shares withheld by the Company from the Shares otherwise to be delivered to the Option holder or to tender to the Company Shares previously acquired by the Option holder. The number of Shares so withheld or tendered for payment of tax withholding shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes.

INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in

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connection with the Plan or any Option,  and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or intentional misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

TERM OF PLAN; SHAREHOLDER APPROVAL. The Plan is effective as of the Effective Date, subject to approval of the Plan by the Company's shareholders within twelve (12) months of the date the Plan is adopted by the Board. No Option may be granted under the Plan after October 9, 2012.

AMENDMENT AND TERMINATION OF PLAN. The Board or the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan, however, shall materially and adversely alter or impair any Option previously granted under the Plan without the consent of the holder thereof. This Section, however, shall in no way limit or affect the adjustment of awards pursuant to 0, which shall not require the consent of any Option holder. In addition, no amendment of the Plan that would (a) increase the number of Shares that may be issued pursuant to Options under this Plan (except to the extent that such increase is attributable to an adjustment pursuant to 0) or (b) permit Options to be granted with an exercise price of less than Fair Market Value as of the date of grant will be effective unless and until it is approved by the shareholders of the Company.

APPLICABLE LAW. All questions under the Plan shall be governed by the laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

Executed as of October 9, 2002.



                                AMERICAN SPORTS DEVELOPMENT GROUP, INC.


                                By: /s/ William R. Fairbanks
                                   ---------------------------------------
                                   Name: William R. Fairbanks
                                   Title:  President and CEO